Exhibit 99.1

Contact:	Peter W. Keegan Senior Vice President (212) 521-2950 Candace Leeds V.P. of Public Affairs (212) 521-2416 Joshua E. Kahn Investor Relations (212) 521-2788

FOR IMMEDIATE RELEASE

LOEWS CORPORATION REPORTS
NET INCOME FOR 2005

NEW YORK, February 16, 2006—Loews Corporation (NYSE:LTR;CG) today reported consolidated net income (including both the Loews Group and Carolina Group) for the 2005 fourth quarter of $127.6 million, compared to $500.3 million in the 2004 fourth quarter. Consolidated net income for the year ended December 31, 2005 was $1,211.6 million, compared to $1,215.8 million in the prior year.

Net income and earnings per share information attributable to Loews common stock and Carolina Group stock is summarized in the following table:

	December 31,
	Three Months		Year Ended
(In millions, except per share data)	2005	2004	2005	2004
		(Restated)		(Restated)
Net income attributable to Loews common stock:
Income before net investment gains (losses)	$86.8	$359.7	$951.9	$1,195.7
Net investment gains (losses) (a)	(49.0)	85.6	(10.3)	(144.9)
Income from continuing operations	37.8	445.3	941.6	1,050.8
Discontinued operations, net	8.2	(1.1)	18.7	(19.5)
Net income attributable to Loews common stock	46.0	444.2	960.3	1,031.3
Net income attributable to Carolina Group stock (b)	81.6	56.1	251.3	184.5
Consolidated net income	$127.6	$500.3	$1,211.6	$1,215.8

Net income per share:
Loews common stock:
Income from continuing operations	$0.20	$2.40	$5.06	$5.66
Discontinued operations, net	0.05	(0.01)	0.10	(0.10)
Net income	$0.25	$2.39	$5.16	$5.56
Carolina Group stock	$1.11	$0.93	$3.62	$3.15
Book value per share of Loews common stock at:
December 31, 2005	$70.93
December 31, 2004 - restated	$65.56

(a)	Includes a loss of $352.9 (after tax and minority interest) for the year ended December 31, 2004 related to CNA's sale of its individual life insurance business.

(b)
Reflects Loews Corporation’s sales of 10,000,000 shares of Carolina Group stock in each of November of 2005 and December of 2004. Net income per share of Carolina Group stock was not impacted by these sales.

The Company will restate its financial results for prior years to correct the accounting by the Company’s 91% owned subsidiary, the CNA Financial Corporation (“CNA”), for business reported as discontinued operations.

Three Months Ended December 31, 2005 Compared With 2004

Net income attributable to Loews common stock for the fourth quarter of 2005 amounted to $46.0 million, or $0.25 per share, compared to $444.2 million, or $2.39 per share, in the comparable period of the prior year. The decrease in net income was primarily due to a loss related to CNA’s significant commutation of reinsurance finite contracts ($203.5 million after tax and minority interest) and non-commutation related adverse net development ($126.9 million after tax and minority interest), partially offset by improved results at the Company’s 54% owned subsidiary, Diamond Offshore Drilling, Inc. (“Diamond Offshore”).

Net income attributable to Loews common stock includes net investment losses of $49.0 million (after tax and minority interest) compared to net investment gains of $85.6 million (after tax and minority interest) in the comparable period of the prior year.

Net income attributable to Carolina Group stock for the fourth quarter of 2005 was $81.6 million, or $1.11 per Carolina Group share, compared to $56.1 million, or $0.93 per Carolina Group share, in the fourth quarter of 2004. The increase in net income attributable to Carolina Group stock for the fourth quarter of 2005 is due to improved overall results of the Carolina Group and reflects the increase in the amount of Carolina Group shares. The Company is issuing a separate press release reporting the results of the Carolina Group for the fourth quarter and full year of 2005.

Consolidated revenues in the fourth quarters of 2005 and 2004 amounted to $4.1 billion.

Year Ended December 31, 2005 Compared With 2004

Net income attributable to Loews common stock for the year ended 2005 amounted to $960.3 million, or $5.16 per share, compared to $1,031.3 million, or $5.56 per share, in the prior year. The results for the year ended December 31, 2005 include a benefit of $136.5 million related to a federal income tax settlement due primarily to net refund interest and the release of federal income tax reserves, and catastrophe losses at CNA of $304.8 million (after tax and minority interest) primarily related to Hurricanes Wilma, Katrina, Rita, Dennis and Ophelia. Net income also reflects the impact of the CNA commutations and adverse net development discussed above, partially offset by improved results at Diamond Offshore. In 2004, CNA incurred catastrophe losses of $178.9 million (after tax and minority interest) also primarily related to hurricanes. Net income for 2004 also included $116.5 (after taxes) from an affiliate’s sale of four ultra-large oil tankers.

Net income attributable to Loews common stock includes net investment losses of $10.3 million (after tax and minority interest) compared to net investment losses of $144.9 million (after tax and minority interest) in the prior year due primarily to a loss of $352.9 million (after tax and minority interest) in 2004 from CNA’s sale of its individual life insurance business.

Net income attributable to Carolina Group stock for the year ended 2005 was $251.3 million, or $3.62 per Carolina Group share, compared to $184.5 million, or $3.15 per Carolina Group share, in the prior year and is primarily due to improved overall results and the stock sales as mentioned above.

Consolidated revenues for the year ended 2005 amounted to $16.0 billion compared to $15.2 billion in the prior year. The increase in revenues is primarily due to the acquisition of Gulf South in December of 2004, improved results at Diamond Offshore and the impact of a loss recorded in 2004 related to CNA’s sale of its individual life business.

Financial Restatement

The Company will restate its financial statements for the years 2001 through 2004, as well as its interim financial statements through September 30, 2005. The restatement is to correct the accounting for discontinued operations acquired in CNA’s merger with The Continental Corporation in 1995. A current review of discontinued operations identified an overstatement of the net assets of these discontinued operations and errors in CNA’s accounting for the periodic results of these operations.

The Company will file a Form 10-K for 2005 reflecting the effects of the restatement as follows:

Restated Results as of and for the Year Ended December 31,
	2004		2003
	Previously		Previously
(In millions, except per share data)	Reported	Restated	Reported	Restated

Shareholders’ equity	$12,156.0	$11,969.9	$11,023.0	$10,855.3

Net income (loss) attributable to:
Loews common stock	$1,050.8	$1,031.3	$(713.8)	$(712.4)
Carolina Group stock	184.5	184.5	115.2	115.2
Total	$1,235.3	$1,215.8	$(598.6)	$(597.2)

Net income (loss) per share attributable to:
Loews common stock	$5.66	$5.56	$(3.85)	$(3.84)
Carolina Group stock	$3.15	$3.15	$2.76	$2.76

# # #

At December 31, 2005, there were 185,846,889 shares of Loews common stock outstanding and 78,191,678 shares of Carolina Group stock outstanding. Depending on market conditions, the Company purchases, from time to time in the open market or otherwise, shares of its and its subsidiaries’ outstanding common stock.

The Company has two classes of common stock, Carolina Group stock, a tracking stock intended to reflect the economic performance of a group of the Company’s assets and liabilities, called the Carolina Group, principally consisting of the Company’s subsidiary Lorillard, Inc., and Loews common stock, representing the economic performance of the Company’s remaining assets, including the interest in the Carolina Group not represented by Carolina Group Stock. At December 31, 2005, the outstanding Carolina Group stock represented a 45.03% interest in the economic performance of the Carolina Group.

A conference call to discuss the fourth quarter results of Loews Corporation has been scheduled for 11:00 a.m. EST, Thursday, February 16, 2006. A live broadcast of the call will be available online at the Loews Corporation website (www.loews.com). Please go to the website at least ten minutes before the event begins to register and to download and install any necessary audio software. Those interested in participating in the question and answer session of the conference call should dial (877) 692-2592. An online replay will be available at the Company’s website following the call.

              A conference call to discuss the fourth quarter results of CNA has been scheduled for 10:00 a.m. EST, Thursday, February 16, 2006. A live broadcast of the call will be available online at the CNA website (http://investor.cna.com). Please go to the website at least ten minutes before the event begins to register and to download and install any necessary audio software. Those interested in participating in the question and answer session of the conference call should dial (800) 811-0677. An online replay will be available at CNA’s website following the call.

FORWARD-LOOKING STATEMENTS

Statements contained in this press release that are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are inherently uncertain and subject to a variety of risks that could cause actual results to differ materially from those expected by management. A discussion of the important risk factors and other considerations that could materially impact these matters as well as the Company’s overall business and financial performance can be found in the Company’s reports filed with the Securities and Exchange Commission and readers of this release are urged to review those reports carefully when considering these forward-looking statements. Copies of these reports are available through the Company’s website (www.loews.com). Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements.

Forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

Loews Corporation and Subsidiaries
Financial Review

	December 31,
	Three Months		Years Ended
	2005	2004 (f)	2005	2004 (f)
		(Restated)		(Restated)

	(Amounts in millions, except per share data)

Revenues:
Insurance premiums and net investment income (a)	$2,431.7	$2,678.0	$9,654.2	$9,824.5
Manufactured products (b)	981.2	889.7	3,752.4	3,515.2
Other (c) (d)	695.1	484.4	2,611.2	1,897.2
Total	4,108.0	4,052.1	16,017.8	15,236.9

Expenses:
Insurance claims & policyholders’ benefits	2,112.3	1,590.2	6,998.7	6,445.0
Cost of manufactured products sold (b)	539.9	486.8	2,202.3	2,045.4
Other	1,251.1	1,192.0	4,970.3	4,917.7
Total	3,903.3	3,269.0	14,171.3	13,408.1
Income from continuing operations before
income taxes and minority interest	204.7	783.1	1,846.5	1,828.8

Income tax expense	43.8	243.6	490.4	536.2
Minority interest	41.5	38.1	163.2	57.3
Total	85.3	281.7	653.6	593.5

Income from continuing operations	119.4	501.4	1,192.9	1,235.3
Discontinued operations, net	8.2	(1.1)	18.7	(19.5)

Net income	$127.6	$500.3	$1,211.6	$1,215.8

Net income attributable to:
Loews common stock:
Income from continuing operations	$37.8	$445.3	$941.6	$1,050.8
Discontinued operations, net	8.2	(1.1)	18.7	(19.5)
Loews common stock	$46.0	$444.2	$960.3	$1,031.3
Carolina Group stock (e)	81.6	56.1	251.3	184.5
	$127.6	$500.3	$1,211.6	$1,215.8

Income per Loews common stock:
Income from continuing operations	$0.20	$2.40	$5.06	$5.66
Discontinued operations, net	0.05	(0.01)	0.10	(0.10)
Diluted net income	$0.25	$2.39	$5.16	$5.56

Diluted net income per share of Carolina Group stock	$1.11	$0.93	$3.62	$3.15

Weighted diluted number of shares:
Loews common stock	186.14	185.74	185.99	185.64
Carolina Group stock	73.51	60.07	69.49	58.50

(a)
Includes investment gains (losses) of $(82.9), $153.4, $(13.2) and $(256.0) for the respective periods. The year ended December 31, 2004 includes a loss of $618.6 related to CNA’s sale of its individual life business.

(b)	Includes excise taxes of $164.7, $164.5, $676.1 and $658.1 on sales of manufactured products for the respective periods.
(c)	The year ended December 31, 2005 includes net refund interest of $130.6 from a federal income tax settlement.
(d)	Includes income of $179.3 ($116.5 after taxes) in the year ended December 31, 2004 from an affiliate’s sale of four ultra-large crude oil tankers.
(e)	Represents 42.86%, 34.68%, 40.34% and 33.80% of the economic interest in the Carolina Group for the respective periods.
(f)	Restated to correct the accounting for CNA’s discontinued operations.

Loews Corporation and Subsidiaries
Additional Financial Information

	December 31,
	Three Months		Years Ended
	2005	2004 (j)	2005	2004 (j)
		(Restated)		(Restated)

	(In millions)

Revenues:
CNA Financial	$2,491.4	$2,519.2	$9,871.6	$10,172.7
Lorillard (a)	936.1	848.2	3,637.4	3,384.4
Boardwalk Pipelines (b)	178.3	79.8	571.3	265.1
Diamond Offshore	379.1	252.3	1,294.1	835.6
Loews Hotels	83.1	81.3	350.5	315.2
Investment income-net and other (c)
Income from trading portfolio	33.1	41.3	42.8	105.9
Other (d)	89.8	76.6	263.3	414.0
	4,190.9	3,898.7	16,031.0	15,492.9

Investment gains (losses):
CNA Financial (e)	(82.8)	166.9	(6.5)	(244.5)
Corporate and other	(0.1)	(13.5)	(6.7)	(11.5)
	(82.9)	153.4	(13.2)	(256.0)
Total	$4,108.0	$4,052.1	$16,017.8	$15,236.9

Income Before Taxes:
CNA Financial	$(288.9)	$252.9	$185.3	$766.0
Lorillard (f)	208.0	205.3	743.2	740.3
Boardwalk Pipelines (b)	64.9	27.8	158.1	81.1
Diamond Offshore	135.9	19.3	351.0	(9.8)
Loews Hotels	4.9	8.1	50.0	31.2
Investment income-net and other (c)
Income from trading portfolio	33.1	41.3	42.8	105.9
Other (d) (g)	(1.9)	(13.8)	(81.0)	72.2
	156.0	540.9	1,449.4	1,786.9

Investment gains (losses):
CNA Financial (e)	(82.8)	166.9	(6.5)	(244.5)
Corporate and other		(13.8)	(5.8)	(12.0)
	(82.8)	153.1	(12.3)	(256.5)

Loews common stock	73.2	694.0	1,437.1	1,530.4
Carolina Group stock (h)	131.5	89.1	409.4	298.4
Total	$204.7	$783.1	$1,846.5	$1,828.8

Net Income:
CNA Financial (i)	$(153.4)	$186.5	$246.7	$562.1
Lorillard (f)	128.9	128.8	455.8	457.1
Boardwalk Pipelines (b)	36.0	16.8	92.1	48.8
Diamond Offshore	52.6	4.2	127.3	(9.3)
Loews Hotels	(1.5)	7.4	31.2	21.4
Investment income-net and other (c)
Income from trading portfolio	21.5	26.9	27.8	68.9
Other (d) (g) (i)	2.7	(10.9)	(29.0)	46.7
	86.8	359.7	951.9	1,195.7

Investment gains (losses):
CNA Financial (e)	(49.0)	94.5	(6.9)	(137.1)
Corporate and other		(8.9)	(3.4)	(7.8)
	(49.0)	85.6	(10.3)	(144.9)

Income from continuing operations	37.8	445.3	941.6	1,050.8
Discontinued operations, net	8.2	(1.1)	18.7	(19.5)
Loews common stock	46.0	444.2	960.3	1,031.3
Carolina Group stock (h)	81.6	56.1	251.3	184.5
Total	$127.6	$500.3	$1,211.6	$1,215.8

(a)	Includes excise taxes of $164.7, $164.5, $676.1 and $658.1 on sales of manufactured products for the respective periods.
(b)	Includes operations of Gulf South from December 29, 2004.
(c)	Consists primarily of corporate investment income, interest expenses, the operations of Bulova Corporation, equity earnings of Majestic Shipping Corporation and other unallocated expenses.
(d)	Includes income of $179.3 ($116.5 after taxes) in the year ended December 31, 2004 from an affiliate’s sale of four ultra-large crude oil tankers.
(e)	Includes an impairment loss of $618.6 ($352.9 after tax and minority interest) related to CNA’s sale of its individual life insurance business for the year ended December 31, 2004.
(f)	Represents the Loews Group’s intergroup interest in the earnings of the Carolina Group.
(g)
Includes additional interest expense of $35.5 and $17.0 ($23.1 and $11.1 after taxes) related to charges from the early redemption of the Company’s long-term debt for the years ended December 31, 2005 and 2004, respectively.

(h)	Represents 42.86%, 34.68%, 40.34% and 33.80% of the economic interest in the Carolina Group for the respective periods.
(i)
Includes a benefit of $105.7 and $25.5 for CNA Financial and Corporate, respectively, for the year ended December 31, 2005, relating primarily to net refund interest and the release of federal income tax reserves.

(j)	Restated to correct the accounting for CNA’s discontinued operations.